UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2012

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350, Honolulu, HI  96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hawaiian Airlines, Inc. (the “Company”), a wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Registrant”), and the Registrant entered into an employment agreement with the Registrant and the Company’s chief executive officer, Mark B. Dunkerley, dated November 15, 2012 (the “Employment Agreement”).  The Employment Agreement supersedes in its entirety the prior employment agreement among the same parties (the “Prior Agreement”), except with respect to equity awards granted to Mr. Dunkerley prior to November 15, 2012 (the “Prior Awards”), that remain governed by the Prior Agreement and their applicable award agreements to the extent not amended by the Employment Agreement. The Employment Agreement expires on January 1, 2017 (the “Expiration Date”), unless earlier terminated.

Under the Employment Agreement, Mr. Dunkerley is entitled to an annual base salary of $625,000, and is eligible to receive an annual bonus at a target of 125%, and maximum of 200%, of base salary, subject to achieving performance milestones established by the Compensation Committee of the Registrant’s Board of Directors (the “Committee”).

Additionally, effective November 15, 2012, the Committee granted Mr. Dunkerley a restricted stock unit award covering 176,367 shares of Registrant common stock (the “First Award”) and a second restricted stock unit award covering a target of 88,184 shares of Registrant common stock, up to a maximum of 150% of such target number (the “Second Award”). The First Award becomes eligible to vest if the Registrant achieves pre-tax net profits, determined in accordance with U.S. generally accepted accounting principles, of at least $1,000,000 over any two consecutive fiscal quarters that begin after the grant date and end prior to the Expiration Date (the “Performance Goal”).  Upon achievement of the Performance Goal, the shares covering the First Award will vest as to 2/3 on November 15, 2014, and as to the remaining 1/3 on November 15, 2015, subject to Mr. Dunkerley’s continued employment through each relevant date. If the Performance Goal is not yet achieved as of a scheduled vesting date, the portion of the First Award that otherwise could have vested on such vesting date will remain eligible to vest and will vest, if the Performance Goal is deemed achieved (which achievement must occur no later than the Expiration Date), as of the date of determination of such achievement.

The Second Award becomes eligible to vest (1) if the Registrant achieves the Performance Goal prior to the Committee’s first regularly scheduled meeting after November 15, 2015 (but no more than sixty days following such date), and (2) based on the Registrant’s relative total stockholder return, which is determined by the Registrant’s 30-trading day trailing volume-weighted average stock price on November 15, 2015, divided by such price as determined on November 15, 2015 (the “TSR” and such three-year period, the “Performance Period”), in relation to the TSR of certain other companies. The Registrant’s TSR will be ranked in comparison to the TSRs of: Allegiant Travel Company, Delta Airlines, Inc., United Continental Holdings, Republic Airways Holdings, Inc., Southwest Airlines Co., Alaska Air Group, Inc., JetBlue Airways Corporation, SkyWest, Inc., and Spirit Airlines, Inc. (the “Carriers”). 100% of the target shares become eligible to vest if the Registrant’s TSR achieves or ties at the fourth, fifth or sixth rank among the Carriers. The following percentage of the target shares will become eligible to vest upon achievement of the following ranks with respect to the Registrant’s TSR relative to the Carriers’ TSRs: the maximum of 150% of target shares upon achieving or tying at the first rank among the Carriers; 130% of target shares upon achieving or tying at the second rank among the Carriers; 120% of target shares upon achieving or tying at the third rank among the Carriers; 70% of target shares upon achieving or tying at the seventh rank among the Carriers; 40% of target shares upon achieving or tying at the eighth rank among the Carriers; and no shares upon achieving or tying at, or below, the ninth rank among the Carriers. If shares covering the Second Award become eligible to vest, then Mr. Dunkerley must have remained an employee through November 15, 2014, in order for 2/3 of such shares to vest, and remain an employee through November 15, 2015, in order for the remaining 1/3 of such shares to vest.

Additionally, Mr. Dunkerley is eligible to receive additional equity awards in March of 2013, 2014 and 2015, as determined by the Compensation Committee in its sole discretion.

In the event of certain changes in control of the Registrant that occurs prior to the Expiration Date but during Mr. Dunkerley’s employment or within 29 days of his employment termination if he is terminated without “cause” or he resigns for “good reason” (as such terms are defined in the Employment Agreement), the Performance Goal automatically will be deemed satisfied, the Performance Period for the measurement of all TSRs will end upon the date of the change in control, and the Committee will determine the portion of the Second Award, if any, that may become eligible to vest, as measured based on the shortened Performance Period. Shares covering the First Award and Second Award (the “Awards”) will remain subject to their respective service-based vesting requirements following such change in control, except that to the extent the successor entity does not assume or substitute for such Awards, the service-based vesting requirements will lapse in full and such shares covering the Awards that are deemed to have satisfied the performance-based vesting requirements will vest upon the change in control.

Pursuant to the Employment Agreement, Mr. Dunkerley, his spouse or domestic partner, and his dependents are eligible to receive certain benefits to travel on the Company’s commercial flights and on other airlines’ flights (at the sole discretion of other airlines). Mr. Dunkerley receives certain other benefits during his employment including a car allowance, participation in the Company’s Executive Long-Term Disability Insurance Plan, reimbursement for annual physical exams, and term life insurance coverage for $300,000.

If Mr. Dunkerley’s employment is terminated without “cause” or by Mr. Dunkerley for “good reason” (as such terms are defined in the Employment Agreement) on or before the Expiration Date, then subject to Mr. Dunkerley entering into a release of claims in favor of the Registrant and the Company (a “Release”), Mr. Dunkerley will receive a lump-sum cash payment equal to three times his annual base salary and three times the average annual bonus he received in the prior 36 months, up to $4,000,000. In such event, Mr. Dunkerley also will receive:

(i)                   a prorated annual bonus, subject to the attainment of the applicable performance metrics, and with a rating of 1.0 for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m);

(ii)                100% vesting acceleration of the First Award and any future full-value awards subject to performance-based vesting similar to the First Award, as to which the applicable performance metrics already have been satisfied or deemed satisfied;

(iii)             With respect to the First Award and any future full-value awards subject to performance-based vesting similar to the First Award, as to which the applicable performance metrics have not yet been satisfied or deemed satisfied, such awards will remain outstanding following Mr. Dunkerley’s employment termination until the date that the determination is made regarding the extent of achievement of the applicable performance metric, and will become fully vested to the extent that the applicable performance metric is satisfied by January 1, 2017;

(iv)            100% vesting acceleration of the Second Award and any future full-value awards subject to performance-based vesting similar to the Second Award, as to which the Performance Goal or other similar applicable performance metric has been certified as having been satisfied as of the date of Mr. Dunkerley’s employment termination, that have not yet completed their applicable performance period, but only to the extent such awards satisfy the applicable performance metrics as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley’s employment termination;

(v)               With respect to the Second Award and any future full-value awards subject to performance-based vesting similar to the Second Award, that have not yet completed their applicable performance period and as to which the Performance Goal or other similar applicable performance metric is not certified as having been satisfied prior to Mr. Dunkerley’s date of employment termination, such awards will remain outstanding until the date that the determination is made regarding the extent of achievement of the Performance Goal or similar applicable performance metric, upon which all or a portion of such awards will become fully vested if the Performance Goal or similar applicable performance metric is satisfied by January 1, 2017, but only to the extent the applicable performance metrics are satisfied as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley’s employment termination;

(vi)            $3,000 per month through the Expiration Date;

(vii)         continued life insurance and disability benefits until the Expiration Date;

(viii)      continued travel benefits (as described above) until the Expiration Date as if he remained an employee through such date;

(ix)            after the Expiration Date, certain benefits for Mr. Dunkerley, his spouse or domestic partner, and his dependents to travel on the Company’s commercial flights for the remainder of Mr. Dunkerley’s life, up to a maximum of $25,000 of imputed taxable income per calendar year; and

(x)               reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii.

Subject to Mr. Dunkerley (or, in the event of his death, his beneficiary) entering into a Release, (a) if Mr. Dunkerley’s employment is terminated after the Expiration Date without cause and not as a result of his death, he will receive the travel benefits described in clause (ix) above, and (b) if Mr. Dunkerley’s employment terminates prior to the Expiration Date due to his death or disability or after the Expiration Date, then he will receive the relocation reimbursements described in clause (x) above. If Mr. Dunkerley’s employment terminates due to his death or disability, he will receive: (A) a prorated annual bonus subject to achievement of the applicable performance metrics; (B) the vesting benefits described in clause (iii) above, except that Mr. Dunkerley will be entitled only to the vesting of the portion of each award as to which he has satisfied the service-based vesting requirements; and (C) with respect to the equity awards described in clauses (iv) and (v) above, such awards will remain outstanding and be earned and paid as if Mr. Dunkerley had remained employed for the entire applicable performance period, except that Mr. Dunkerley will be entitled only to the vesting of that portion of each award as to which he has satisfied the service-based vesting requirements. Upon any termination of his employment, Mr. Dunkerley is eligible to participate in the Company’s Executive Retiree Medical Plan. Any accelerated vesting of Prior Awards that may occur upon Mr. Dunkerley’s employment termination pursuant to the Prior Agreement or any other agreement will be subject to Mr. Dunkerley entering into a Release.

Pursuant to the Employment Agreement, Mr. Dunkerley is subject to confidentiality (during and after his employment), non-competition (through the Expiration Date and 12 months after employment termination), and non-disparagement and non-solicitation provisions (through the Expiration Date and 24 months after employment termination).  If any payment or benefits to Mr. Dunkerley results in any excise tax (or related interest or penalties) under Internal Revenue Code Sections 280G or 4999, such payments and benefits either will be paid in full or reduced to a level such that the excise taxes are not imposed, whichever provides a better after-tax result for Mr. Dunkerley.  The Company will reimburse Mr. Dunkerley for attorney’s fees he incurs in entering into the Employment Agreement, up to a maximum of $75,000.

The foregoing description is qualified in its entirety by reference to the Employment Agreement and the agreements pursuant to which the Awards were granted, attached as Exhibits 10.1, 10.2 and 10.3 hereto.

On November 19, 2012, the Company issued a press release announcing its new employment agreement with Mr. Dunkerley.  The information in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amended and Restated Mark B. Dunkerley Employment Agreement, dated as of November 15, 2012, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly-owned subsidiary Hawaiian Airlines, Inc.

10.2	Type A Restricted Stock Unit Award Agreement, dated as of November 15, 2012, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.
10.3	Type B Restricted Stock Unit Award Agreement, dated as of November 15, 2012, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.
99.1	Press release dated November 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: November 21, 2012	By:	/s/ Scott E. Topping
		Name:	Scott E. Topping
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Employment Agreement, dated as of November 15, 2012, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly-owned subsidiary Hawaiian Airlines, Inc.
10.2	Type A Restricted Stock Unit Award Agreement, dated as of November 15, 2012, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.
10.3	Type B Restricted Stock Unit Award Agreement, dated as of November 15, 2012, by and between Mark B. Dunkerley and Hawaiian Holdings, Inc.
99.1	Press release dated November 19, 2012.